ML 30237 Resource authority public report

Table of Contents

ML 30237 Resource authority public report

Queensland Government

Permit details

Permit ID:	ML 30237
Permit name:	QUARTZ HILL THREE
Status:	Application
Lodged date:	15/11/2012
Grant date:	
Commencement date:	
Expiry date:	
Term sought:	15 years
Certificate of application:	19/09/2016
Mining notice issued:	19/09/2016
Conditions:	
Locality:	10KM NORTH WEST OF MOUNT SURPRISE
Remarks:	
Act permit granted under:	
Act now administered under:	

Holders

Authorised holder representative (AHR)

Australian Mining & Exploration Title Services Pty Ltd
PO BOX 913 MAREEBA QLD 4880

Holders

	Holder name	Share %	Status	Held from	Held to	Authorised holder
*	SOLAR QUARTZ TECHNOLOGIES PTE. LTD.	100.000000000000	Current	15/11/2012		Yes

Tenancy type: Sole Holder

Queensland Government

Area

Location:	View Map
Mining district:	Georgetown
Local authority:	Etheridge Shire Council
Area:	49.9565 Hectares
Surface area:	49.9565
Exclusions:	
Marked out date:	08/11/2012 14:30:00

Sub-blocks

No data available

Background land

Land identifier	Land usage	Compensation required	Finalised
LOT 1 ON SP259960	Access	Y	
LOT 1 ON SP259960	Permit	Y	

Survey plans

No data available

Relinquishment details

No data available

Sub-blocks retained

No data available

Term history

Term	Date notice issued	Date lodged	Date approved	Date commenced	Date term ends	Term	Act granted under
		15/11/2012					

Native title

Outcome	Process
The applicant opts into a State ILUA	Opt into State ILUA

Purpose and minerals

Purpose
Processing plant, Tailings / settling dam, Water supply, Workshop / machinery / storage

Minerals
Quartz / Quartzite / Silica
Silica / Silicon /Rock Crystal

Related permits

Pre-requisite permits:	PP 31334 PP31335

Queensland Government

Financial

Rent details

Area units:	50
Rate/unit area:	

Activities

Activity name	Activity / Dealing No	Status	Date received	Expected completion	Date completed	Remarks
Change of holder name	173574	Registered	19/05/2016		25/05/2016	MMOL Reference:173574. Changed name from AUZSOLAR PTE LTD to Solar Quartz Technologies Pte. Ltd. .